SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (date of earliest event reported) February 28, 2001


                       AMERICAN COMMUNITY BANCSHARES, INC.
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             (Exact name of Registrant as specified in its charter)


 North Carolina                  000-30517                    56-2179531
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(State or other            (Commission File No.)             (IRS Employer
  jurisdiction of                                         Identification number)
  incorporation)



        2593 West Roosevelt Boulevard, Monroe, North Carolina 28111-0418
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                    (Address of principal executive offices)


Registrant's telephone number, including area code (704) 225-8444


                                 Not Applicable
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                 (Former address of principal executive offices)

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Item 5   Other Events.

1. On July 28, 2000, the Registrant filed a Registration Statement with the Securities and Exchange Commission to conduct a public offering of between 500,000 and 1,000,000 shares of its Common Stock. The Common Stock was priced at $9.50 per share. The offering was made on a best efforts basis through IJL Wachovia as well as by certain executive officers of the Registrant. The offering closed at 5:00 p.m. on February 28, 2001. A total of 150,178 shares were sold for gross proceeds of $1,426,691. After deduction of expenses of $122,636, the Registrant realized net proceeds from the offering of $1,304,055. The proceeds of the offering will be used to enhance the liquidity position of the Registrant's subsidiary bank, American Community Bank, providing funding or capital to support additional branch locations and general corporate purposes.


2. The Registrant announced the formation of a new division, American Community Investment Services. The new division will offer advisory services to small businesses in need of valuations, mergers and acquisitions and capital formations. Additionally, the new division may act as a placement agent for equity or debt securities.

Item 7.  Exhibits

         99       Press release dated March 5, 2001


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    AMERICAN COMMUNITY BANCSHARES, INC.




                                    By:      /s/ Randy P. Helton
                                             --------------------------
                                             Randy P. Helton, President


Dated:    March 8, 2001


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                                  EXHIBIT INDEX


               Exhibit
                Number        Description of Exhibit
               -------        ----------------------
                  99          Press Release dated March 5, 2001


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